As Filed With the Securities and Exchange Commission on March 14, 2013
Registration No. 333-____________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM S‑8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ENDOLOGIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	68-0328265
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11 Studebaker
Irvine, California 92618
(Address of principal executive offices; zip code)
____________________________
2006 Stock Incentive Plan
Non-Plan Inducement Stock Options Granted by Registrant
(Full title of the Plan)
____________________________
John McDermott
President and Chief Executive Officer
Endologix, Inc.
11 Studebaker
Irvine, California 92618
(Name and address of agent for service)

(949) 595-7200
(Telephone number, including area code, of agent for service)

Copies to:
Lawrence B. Cohn
Michael L. Lawhead
Stradling Yocca Carlson & Rauth,
660 Newport Center Drive, Suite 1600
Newport Beach, California 92660
(949) 725-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, under:
2006 Stock Incentive Plan	1,000,000
Non-Plan Inducement Stock Options	34,000
Total	1,034,000	$15.39	$15,913,260	$2,170.57

(1)
The shares registered hereunder include 1,000,000 shares of Common Stock reserved for issuance pursuant to the Endologix, Inc. 2006 Stock Incentive Plan (the “Plan”) and 34,000 shares of Common Stock reserved for issuance pursuant to non-plan inducement stock options (the “Non-Plan Options”). This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan and the Non-Plan Options by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Endologix, Inc.

(2)
Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low prices per share of Common Stock of Endologix, Inc. as reported on the Nasdaq Global Select Market on March 7, 2013, which was $15.39 per share.

EXPLANATORY NOTE
This registration statement relates to an additional 1,000,000 shares of Common Stock of Endologix, Inc. (the “Registrant”) reserved for issuance under the Registrant’s 2006 Stock Incentive Plan (the “Plan”). 7,514,478 shares of the Registrant’s common stock have been previously registered for issuance under the Plan pursuant to Registration Statements on Form S-8 filed with the Securities and Exchange Commission on August 7, 2006 (Registration No. 333-136370), August 5, 2008 (Registration No. 333-152774) and August 2, 2010 (Registration No. 333-168465). This registration statement also relates to 34,000 shares of Common Stock of the Registrant issuable under stock options awarded outside of the Plan to new employees of the Registrant on December 10, 2010, as inducement grants under applicable Nasdaq listing rules.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
Endologix, Inc. (the “Registrant”) hereby incorporates by reference into this registration statement the following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) (excluding any portions of such documents that have been furnished but not filed for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

•	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on March 14, 2013;

•
the Registrant’s Current Reports on Form 8-K (excluding any information and exhibits furnished under either Item 2.02 or Item 7.01 thereof), filed with the Commission on January 3, 2013, January 7, 2013, January 8, 2013, January 9, 2013, and February 27, 2013; and

•
the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on June 18, 1996, including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of it from the respective dates of filing such documents; except as to any portion of any future annual, quarterly or current report or other document that is deemed furnished and not deemed filed under such provisions. For purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities
Not applicable.
Item 5. Interests of Named Experts and Counsel
Not applicable.
Item 6. Indemnification of Directors and Officers
Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection therewith.
The Registrant’s restated certificate of incorporation, as amended, limits, to the maximum extent permitted by Delaware law, the personal liability of directors for monetary damages for breach of their fiduciary duties as a director. The Registrant’s amended and restated bylaws provide that the Registrant shall indemnify its officers and directors and may indemnify its employees and other agents to the fullest extent permitted by Delaware law.
The Registrant’s directors and officers are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they cannot be indemnified by the Registrant. The Registrant has entered into indemnification agreements with all of its executive officers and directors which provide indemnification under certain circumstances for acts and omissions in the course of their employment with the Registrant.
Item 7. Exemption from Registration Claimed
Not applicable.
Item 8. Exhibits.
The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Exhibit
4.1
Amended and Restated Certificate of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, as filed with the Commission on July 28, 2009).

4.2	Amended and Restated Bylaws, as amended (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on December 14, 2010).
4.3
Specimen Certificate of Common Stock (Incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1, No. 333-04560, as filed with the Commission on June 10, 1996).

5.1 +	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.
23.1 +	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2 +	Consent of PricewaterhouseCoopers, LLP, Independent Registered Public Accounting Firm.
23.3 +	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (contained in Exhibit 5.1).
24.1 +	Power of Attorney (contained on page II-1 of this registration statement).
99.1	2006 Stock Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on May 30, 2012).
99.2+	Form of Non-Plan Inducement Stock Option Agreement.
+ Filed herewith
Item 9. Undertakings
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934), that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 14th day of March, 2013.
ENDOLOGIX, INC.
By:    /s/ John McDermott
John McDermott
Chairman of the Board and Chief Executive Officer
POWER OF ATTORNEY
We, the undersigned directors and officers of Endologix, Inc., do hereby constitute and appoint John McDermott and Shelley B. Thunen, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended; and we do hereby ratify and confirm all that the said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John McDermott John McDermott	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 14, 2013

/s/ Shelley B. Thunen Shelley B. Thunen	Chief Financial Officer (Principal Financial and Accounting Officer)	March 14, 2013

/s/ Roderick de Greef Roderick de Greef	Director	March 14, 2013

/s/ Daniel Lemaitre Daniel Lemaitre	Director	March 14, 2013

/s/ Guido Neels Guido Neels	Director	March 14, 2013

/s/ Gregory Waller Gregory Waller	Director	March 14, 2013

/s/ Thomas C. Wilder Thomas C. Wilder	Director	March 14, 2013

EXHIBIT INDEX

Exhibit Number	Exhibit
4.1
Amended and Restated Certificate of Incorporation, as amended (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, as filed with the Commission on July 28, 2009).

4.2	Amended and Restated Bylaws, as amended (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on December 14, 2010).
4.3
Specimen Certificate of Common Stock (Incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1, No. 333-04560, as filed with the Commission on June 10, 1996).

5.1 +	Opinion of Stradling Yocca Carlson & Rauth, a Professional Corporation.
23.1 +	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
23.2 +	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.
23.3 +	Consent of Stradling Yocca Carlson & Rauth, a Professional Corporation (contained in Exhibit 5.1).
24.1 +	Power of Attorney (contained on page II-1 of this registration statement).
99.1	2006 Stock Incentive Plan (Incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, as filed with the Commission on May 30, 2012).
99.2+	Form of Non-Plan Inducement Stock Option Agreement.
+ Filed herewith